Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact:	Ralph A. Beattie 972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS FIRST QUARTER 2011 RESULTS;
CFFO INCREASES 48% VERSUS PRIOR YEAR
DALLAS — (BUSINESS WIRE) — May 4, 2011 — Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the first quarter of 2011. Company highlights for the first quarter include:
Highlights
•	Adjusted Cash From Facility Operations (“CFFO”) increased 48.0% to $5.8 million or $0.21 per share in the first quarter of 2011, an increase of $0.06 per share from the first quarter of 2010.
•	Revenue increased 24.9% to $59.8 million in the first quarter of 2011, an increase of $11.9 million from the first quarter of 2010.
•	Average monthly rent increased 8.8% to $2,776 per occupied unit in the first quarter of 2011, an increase of $224 per occupied unit from the first quarter of 2010.
•	Consolidated average occupancy increased 140 basis points to 84.8% in the first quarter of 2011 compared to the first quarter of 2010.
•	Adjusted EBITDAR increased 43.1% to $20.5 million in the first quarter of 2011, an increase of $6.2 million from the first quarter of 2010. EBITDAR margin improved to 34.3% from 29.9% in the first quarter of the prior year.
“We are pleased to report positive results for the first quarter, which is typically a challenging period,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “We increased average rents by nearly nine percent and tightly controlled expenses. Our occupancy grew by 140 basis points, our EBITDAR margin increased 440 basis points and CFFO grew by 48 percent. These results reflect the fundamental strength of our business as we benefit from need-driven demand and virtually no new supply in an improving economy. We are also excited about our acquisition pipeline, which is expected to increase our ownership of high-quality senior living communities, enhance our geographic concentration, generate meaningful increases in CFFO and be immediately accretive to earnings.”

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Recent Investment Activity
•	In April of 2011, joint ventures in which the Company held a five percent partnership interest sold the four Spring Meadows communities to Health Care REIT, Inc. (NYSE:HCN). Upon closing the sale, the Company began leasing the communities from HCN. Highlights of this transaction include:
•	Sales proceeds, including incentive distributions, of approximately $17.0 million, compared to the original investment of $1.3 million.

•	Additional CFFO of $0.7 million, or $0.03 per share.

•	Incremental earnings of $1.9 million, or $0.07 per share.

•	Increases annual revenue by $26.0 million.

•	Adds $12.2 million of EBITDAR.
The Company will begin consolidating the revenues and expenses of the four communities on its income statement, along with the lease expense, in the second quarter of 2011.
•	The Company is conducting due diligence on a number of transactions consisting of high-quality senior living communities that are located in states in which the Company has extensive operations. Subject to completion of due diligence and customary closing conditions, the Company expects to acquire these communities during the third quarter of 2011.
Financial Results
For the first quarter of 2011, the Company reported revenue of $59.8 million, compared to revenue of $47.9 million in the first quarter of 2010. Resident and healthcare revenue increased from the first quarter of the prior year by approximately $14.0 million or 32.7%, largely as a result of converting eight communities previously owned in joint ventures to leased communities and the addition of 12 new leased communities. The number of consolidated communities increased from 50 in the first quarter of 2010 to 70 in the first quarter of 2011.
Average monthly rent was $2,776 per occupied unit in the first quarter of 2011, an increase of $224, or 8.8%, over the first quarter of 2010. Financial occupancy of the consolidated portfolio averaged 84.8% in the first quarter of 2011, 140 basis points higher than the first quarter of 2010.

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As a percentage of resident and healthcare revenue, operating expenses were 59.9% in the first quarter of 2011 compared to 61.4% in the first quarter of 2010, an improvement of 150 basis points. Operating expenses for the first quarter of 2011 were $34.1 million, an increase of $7.7 million from the first quarter of 2010, primarily due to 20 additional communities now being consolidated.
General and administrative expenses of $2.9 million were approximately $0.2 million lower than the first quarter of 2010, primarily due to lower health insurance costs. General and administrative expenses as a percentage of revenues under management were 4.4% for the quarter
Adjusted EBITDAR for the first quarter of 2011 was approximately $20.5 million, an increase of $6.2 million or 43.1% from the first quarter of 2010. Adjusted EBITDAR margin was 34.3% for the period, an improvement of 4.4 percentage points from the first quarter of 2010.
Adjusted net income for the first quarter of 2011 was $1.7 million or $0.06 per share excluding costs related to and amortization of resident leases acquired in recently-completed lease transactions. This compares to net income of $0.7 million or $0.03 per share in the first quarter of 2010.
Adjusted CFFO was $5.8 million or $0.21 per share in the first quarter of 2011, an increase of $1.9 million or 48.0% from the first quarter of 2010.
Operating Activities
At communities under management, same-store revenue in the first quarter of 2011 increased 3.7% versus the first quarter of 2010. Same-community expenses increased 2.9% and net income increased 5.1% from the first quarter of the prior year.
Same-store occupancies increased 70 basis points year-over-year and 20 basis points sequentially. Average rents were 1.0% higher than the first quarter of 2010 and 1.1% higher than last quarter.
Capital expenditures for the first quarter of 2011 were approximately $1.4 million, representing $0.5 million of investment spending and $0.9 million of recurring capital expenditures. If annualized, spending for recurring capital expenditures equaled approximately $500 per unit.

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Balance Sheet
The Company ended the quarter with $38.8 million of cash and cash equivalents, including restricted cash. Restricted cash increased by $2.6 million during the quarter as the Company fully collateralized standby letters of credit in anticipation of closing the Spring Meadows transaction.
In addition, approximately $1.0 million of mortgage debt was amortized in the first quarter of 2011 and the Company made a cash payment of approximately $2.7 million to reduce the amount outstanding on one of its leases.
As of March 31, 2011, the Company financed its 25 owned communities with 24 mortgages totaling $173.0 million at fixed interest rates averaging 6.0%. The Company has no mortgage maturities prior to the third quarter of 2015. Net debt to first quarter annualized EBITDA was 3.7x.
Q12011 CONFERENCE CALL INFORMATION
Capital Senior Living Corporation (NYSE:CSU) will host a conference call with senior management to discuss the Company’s first quarter 2011 financial results. The call will be held on Thursday, May 5, 2011 at 11:00 a.m. Eastern Time. The Company’s earnings release announcing first quarter 2011 financial results is scheduled to be released to news services the evening of Wednesday, May 4, 2011.
The call-in number is 913-312-1483, confirmation code 3577408. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 5, 2011 at 2:00 p.m. Eastern Time, until May 14, 2011 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 3577408. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.

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ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 77 senior living communities in 23 states with an aggregate capacity of approximately 11,000 residents.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted CFFO, adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,941	$31,248
Restricted cash	8,907	6,334
Accounts receivable, net	4,296	3,777
Accounts receivable from affiliates	602	911
Federal and state income taxes receivable	4,154	3,962
Deferred taxes	1,318	1,290
Assets held for sale	354	354
Property tax and insurance deposits	9,524	11,059
Prepaid expenses and other	3,764	4,896

Total current assets	62,860	63,831
Property and equipment, net	292,955	295,095
Deferred taxes	2,782	3,478
Investments in unconsolidated joint ventures	2,435	2,224
Other assets, net	19,714	18,153

Total assets	$380,746	$382,781

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,271	$1,951
Accrued expenses	14,383	16,125
Current portion of notes payable	4,655	5,645
Current portion of deferred income	7,101	7,242
Current portion of capital lease obligations	117	135
Customer deposits	1,266	1,299

Total current liabilities	28,793	32,397
Deferred income	14,416	14,493
Capital lease obligations, net of current portion	66	83
Other long-term liabilities	1,926	1,959
Notes payable, net of current portion	168,997	170,026
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 27,547 and 27,083 in 2011 and 2010, respectively	279	274
Additional paid-in capital	134,436	133,014
Retained earnings	32,767	31,469
Treasury stock, at cost — 350 shares	(934)	(934)

Total shareholders’ equity	166,548	163,823

Total liabilities and shareholders’ equity	$380,746	$382,781

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Resident and health care revenue	$56,899	$42,869
Unaffiliated management services revenue	—	18
Affiliated management services revenue	434	709
Community reimbursement revenue	2,491	4,312

Total revenues	59,824	47,908
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	34,055	26,316
General and administrative expenses	2,850	3,031
Facility lease expense	11,431	6,425
Stock-based compensation expense	258	301
Depreciation and amortization	3,558	3,457
Community reimbursement expense	2,491	4,312

Total expenses	54,643	43,842

Income from operations	5,181	4,066
Other income (expense):
Interest income	14	9
Interest expense	(2,717)	(2,862)
Equity in (loss) earnings of unconsolidated joint ventures	(188)	56

Income before provision for income taxes	2,290	1,269
Provision for income taxes	(992)	(544)

Net income	$1,298	$725

Per share data:
Basic net income per share	$0.05	$0.03

Diluted net income per share	$0.05	$0.03

Weighted average shares outstanding — basic	26,884	26,540

Weighted average shares outstanding — diluted	26,993	26,638

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2011	2010
Operating Activities
Net income	$1,298	$725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,558	3,457
Amortization of deferred financing charges	83	83
Amortization of deferred lease costs	551	95
Deferred income	(218)	(686)
Deferred income taxes	668	411
Equity in loss (earnings) of unconsolidated joint ventures	188	(56)
Provision for bad debts	8	72
Stock based compensation expense	258	301
Changes in operating assets and liabilities:
Accounts receivable	(527)	123
Accounts receivable from affiliates	309	55
Property tax and insurance deposits	1,535	1,709
Prepaid expenses and other	1,132	2,000
Other assets	(2,228)	(159)
Accounts payable	(680)	(503)
Accrued expenses	(1,742)	(1,180)
Federal and state income taxes receivable	(192)	843
Customer deposits	(33)	(13)

Net cash provided by operating activities	3,968	7,277
Investing Activities
Capital expenditures	(1,418)	(1,592)
Net investment in limited partnerships	(399)	261

Net cash used in investing activities	(1,817)	(1,331)
Financing Activities
Increase in restricted cash	(2,573)	(2)
Repayments of notes payable	(2,019)	(1,647)
Cash payments for capital lease obligations	(35)	—
Cash proceeds from the issuance of common stock	855	339
Excess tax benefits on stock option exercised	314	46

Net cash used in financing activities	(3,458)	(1,264)

(Decrease) increase in cash and cash equivalents	(1,307)	4,682
Cash and cash equivalents at beginning of period	31,248	28,972

Cash and cash equivalents at end of period	$29,941	$33,654

Supplemental Disclosures
Cash paid during the period for:
Interest	$2,642	$2,775

Income taxes	$51	$60

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q1 11	Q1 10	Q1 11	Q1 10	Q1 11	Q1 10
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	4,052	4,058	3,501	3,503
Leased	45	25	5,514	3,892	4,377	3,104
Joint Venture communities (equity method)	7	15	1,434	2,086	1,061	1,654
Third party communities managed	—	1	—	148	—	115

Total	77	66	11,000	10,184	8,939	8,376

Independent living			6,622	6,784	5,515	5,695
Assisted living			3,663	2,685	2,806	2,063
Continuing Care Retirement Communities			715	715	618	618

Total			11,000	10,184	8,939	8,376
II. Percentage of Operating Portfolio
Consolidated communities
Owned	32.5%	37.9%	36.8%	39.8%	39.2%	41.8%
Leased	58.4%	37.9%	50.1%	38.2%	49.0%	37.1%
Joint venture communities (equity method)	9.1%	22.7%	13.0%	20.5%	11.9%	19.7%
Third party communities managed	—	1.5%	—	1.5%	—	1.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			60.2%	66.6%	61.7%	68.0%
Assisted living			33.3%	26.4%	31.4%	24.6%
Continuing Care Retirement Communities			6.5%	7.0%	6.9%	7.4%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation
Supplemental Information

	Q1 11	Q1 10
Selected Operating Results
I. Owned communities
Number of communities	25	25
Resident capacity	4,052	4,058
Unit capacity	3,501	3,503
Financial occupancy (1)	85.3%	84.2%
Revenue (in millions)	21.0	20.4
Operating expenses (in millions) (2)	11.7	11.4
Operating margin	44%	44%
Average monthly rent	2,346	2,311
II. Leased communities
Number of communities	45	25
Resident capacity	5,514	3,892
Unit capacity	4,377	3,104
Financial occupancy (1)	84.5%	82.6%
Revenue (in millions)	35.8	22.4
Operating expenses (in millions) (2)	19.2	12.3
Operating margin	46%	45%
Average monthly rent	3,109	2,821
III. Consolidated communities
Number of communities	70	50
Resident capacity	9,566	7,950
Unit capacity	7,878	6,607
Financial occupancy (1)	84.8%	83.4%
Revenue (in millions)	56.8	42.8
Operating expenses (in millions) (2)	30.9	23.7
Operating margin	46%	45%
Average monthly rent	2,776	2,552
IV. Communities under management
Number of communities	77	66
Resident capacity	11,000	10,184
Unit capacity	8,939	8,376
Financial occupancy (1)	83.4%	81.0%
Revenue (in millions)	65.3	56.4
Operating expenses (in millions) (2)	35.5	31.0
Operating margin	46%	45%
Average monthly rent	2,878	2,739
V. Same Store communities under management
Number of communities (3)	62	62
Resident capacity	9,444	9,447
Unit capacity	7,829	7,828
Financial occupancy (1)	84.4%	83.7%
Revenue (in millions)	55.6	54.7
Operating expenses (in millions) (2)	30.2	29.5
Operating margin	46%	46%
Average monthly rent	2,776	2,748
VI. General and Administrative expenses as a percent of
Total Revenues under Management
First Quarter (4)	4.4%	5.4%
VII. Consolidated Debt Information (in thousands, except for interest rates)
Excludes insurance premium financing
Total fixed rate debt	172,967	181,313
Weighted average interest rate	6.0%	6.1%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	Excludes management fees, insurance and property taxes.

(3)	Excludes three communities under lease-up.

(4)	Excludes acquisition costs incurred by the Company during the first quarter of 2011 for the SHPII/CSL Spring Meadows transaction.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Adjusted EBITDAR
Net income from operations	$5,181	$4,066
Depreciation and amortization expense	3,558	3,457
Stock-based compensation expense	258	301
Facility lease expense	11,431	6,425
Provision for bad debts	8	72
Casualty losses	21	—
Transaction costs	40	—

Adjusted EBITDAR	$20,497	$14,321

Adjusted EBITDAR Margin
Adjusted EBITDAR	$20,497	$14,321
Total revenues	59,824	47,908

Adjusted EBITDAR margin	34.3%	29.9%

Adjusted net income and net income per share
Net income	$1,298	$725
Casualty losses, net of tax	13	—
Transaction costs, net of tax	25	—
Resident lease amortization, net of tax	315	—

Adjusted net income	$1,651	$725

Adjusted net income per share	$0.06	$0.03

Diluted shares outstanding	26,993	26,638

Adjusted CFFO and Adjusted CFFO per share
Net cash provided by operating activities	$3,968	$7,277
Changes in operating assets and liabilities	2,426	(2,875)
Recurring capital expenditures	(664)	(505)
Casualty losses, net of tax	13	—
Transaction costs, net of tax	25	—

Adjusted CFFO	$5,768	$3,897

Adjusted CFFO per share	$0.21	$0.15

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